June 26, 2015

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements of Be At TV, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 24, 2015 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC